                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        SITEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
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
                                     [LOGO]

                               SITEL CORPORATION
                      111 SOUTH CALVERT STREET, SUITE 1900
                           BALTIMORE, MARYLAND 21202

                                 March 30, 1999

Dear Stockholder:

    It is our pleasure to invite you to your Company's Annual Meeting of Stockholders in Baltimore on May 6, 1999. In the following pages you will find information about the meeting and a Proxy Statement.

    If you cannot be with us in person, please be sure to vote your shares by proxy. To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the enclosed return envelope. Your prompt return of the proxy card will help your Company avoid additional solicitation costs. In person or by proxy, your vote is important.

                                          Sincerely yours,

                                                       [SIGNATURE]

                                          James F. Lynch
                                          CHAIRMAN OF THE BOARD

                               SITEL CORPORATION
                      111 SOUTH CALVERT STREET, SUITE 1900
                           BALTIMORE, MARYLAND 21202

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD THURSDAY, MAY 6, 1999

                            ------------------------

To the Stockholders of
SITEL Corporation

    The annual meeting of stockholders of SITEL Corporation will be held on Thursday, May 6, 1999, at 9:30 a.m. Eastern Daylight Savings Time, at the Renaissance Harborplace Hotel, 202 E. Pratt Street, Baltimore, Maryland, for the following purposes:

    1.  To elect two directors for a three-year term.

    2.  To approve the SITEL Corporation 1999 Stock Incentive Plan.

    3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors of the Company has fixed the close of business on March 10, 1999, as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting.

                                          W. Gar Richlin
                                          CORPORATE SECRETARY

March 30, 1999

  PLEASE MARK, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR USE. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

                                     [LOGO]

                               SITEL CORPORATION
                      111 SOUTH CALVERT STREET, SUITE 1900
                           BALTIMORE, MARYLAND 21202

                            ------------------------

                                PROXY STATEMENT
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 1999

    This Proxy Statement is furnished by SITEL Corporation, a Minnesota corporation ("SITEL" or the "Company") to holders of shares of its Common Stock, par value $.001 per share ("Common Stock"). The Board of Directors of the Company is soliciting proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 6, 1999 at the Renaissance Harborplace Hotel, 202
E. Pratt Street, Baltimore, Maryland, commencing at 9:30 a.m., Eastern Daylight Savings Time, and at any adjournments or postponements of the meeting (the "meeting"). Holders of record of the Common Stock at the close of business on March 10, 1999 are entitled to vote at the meeting.

                                    PROXIES

    The Company will bear all costs of this solicitation. Stockholders' proxies will be received and counted by or under the direction of the Company's Secretary.

    If the accompanying Proxy is properly signed and returned to the Company and not revoked, the shares covered by the Proxy will be voted in accordance with the instructions contained therein (except where, as described below, an irrevocable proxy is already on file with the Secretary of the Company for the same shares). Unless contrary instructions are given, the persons designated as proxies in the accompanying Proxy will vote for approval of the Resolutions set forth in this Proxy Statement at the meeting. The accompanying Proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a duly executed Proxy bearing a later date, filed with the Secretary of the Company prior to the meeting. If a stockholder who has given a Proxy is present at the meeting and wishes to vote in person, the stockholder may withdraw the Proxy at that time. Any irrevocable proxy on file with the Secretary of the Company which has been given by a stockholder whose stock is subject to a Voting Agreement in favor of James F. Lynch will control as to voting on matters covered by such irrevocable proxy and be used in place of any Proxy in the accompanying form which is returned for the same shares.

    This Proxy Statement and the accompanying Proxy are first being sent to the holders of Common Stock on or about March 30, 1999.

                             VOTING AT THE MEETING

    At the close of business on March 10, 1999, the Company had outstanding 65,149,352 shares of Common Stock. Each such share of Common Stock is entitled to one vote upon each matter to be voted upon at the meeting.

    A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. Shares represented by proxies that are marked "abstain" as to a matter will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be counted as shares present for purposes of determining the presence of a quorum, but will not be considered as shares entitled to vote at the meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes").

    The two nominees receiving the highest vote totals will be elected as directors at the meeting. Thus, abstentions and broker non-votes will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote. A broker non-vote will not be counted as an affirmative vote or a negative vote because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority.

                             COMMON STOCK OWNED BY
       CERTAIN BENEFICIAL OWNERS AND BY EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information as of March 10, 1999 with respect to the beneficial ownership of the Common Stock (i) by each person or group who, to the knowledge of the Company, was the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 5% of the Common Stock, (ii) by each of the Company's executive officers and directors, and (iii) by all executive officers and directors of the Company as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.

                                                                           AMOUNT AND
                                                                           NATURE OF
                        NAME AND ADDRESS OF                                BENEFICIAL          PERCENT
                       BENEFICIAL OWNER (1)                                OWNERSHIP          OF CLASS
-------------------------------------------------------------------  ----------------------  -----------
James F. Lynch (2)(3)(4)...........................................          12,915,828          19.82%
Henk P. Kruithof...................................................           7,848,356          12.05%
State of Wisconsin Investment Board (6)............................           4,587,000           7.04%
Dimensional Fund Advisors, Inc. (6)................................           3,911,800           6.00%
Matthew H. Gates (4)(5)............................................           3,589,398           5.43%
Barry S. Major (4).................................................             370,600           *
Timothy P. Keyser (4)..............................................             305,864           *
Michael P. May (5).................................................             293,476           *
Antoon Vanparys (4)................................................             278,357           *
Phillip A. Clough (4)..............................................              90,000           *
George J. Kubat (4)(7).............................................              61,500           *
W. Gar Richlin.....................................................              55,000           *
Kelvin C. Berens (4)(8)............................................              42,600           *
Bill L. Fairfield (4)..............................................              20,000           *
All executive officers and directors as a group
  (9 persons)......................................................          21,617,505          32.98%

------------------------

*   Less than 1%

(1) The address of Matthew H. Gates, a former executive officer, is 15 Colleton River Drive, c/o Colleton River Plantation, Bluffton, South Carolina 29910. The address of the State of Wisconsin Investment Board, an institutional holder, is P.O. Box 7842, Madison, Wisconsin 53707. The address of Dimensional Fund Advisors, Inc., an institutional holder, is 1299 Ocean Avenue, 11(th) Floor, Santa Monica, California 90401.

(2) Includes 5,986,878 shares owned by other stockholders over which Mr. Lynch exercises voting control pursuant to a Voting Agreement. The Voting Agreement grants Mr. Lynch the right to vote all shares of Common Stock held by the stockholders signatory to the Voting Agreement in the manner directed by Mr. Lynch. Mr. Lynch acquires voting control over additional shares which are issued pursuant to the Company's stock option plans until such shares are sold by the holders thereof into the public market.

(3) Includes 280,750 shares held by two 501(c)(3) organizations established by Mr. Lynch. Mr. Lynch has shared voting and/or investment power with respect to these 280,750 shares but disclaims beneficial ownership thereof.

(4) Includes the following shares which may be acquired under stock options which are exercisable currently or within 60 days: Mr. Gates -- 927,000; Mr. Major -- 360,000; Mr. Keyser -- 305,864; Mr. Clough -- 40,000; Mr.
    Kubat -- 20,000; Mr. Berens -- 20,000; and Mr. Fairfield -- 20,000. Upon exercise, voting control over these shares will be held by Mr. Lynch pursuant to a Voting Agreement. Since the market price of the Common Stock on March 10, 1999 was below $9.00 per share, this table does not include shares which may be acquired under options that would be exercisable within 60 days only if the average closing price of the Common Stock reached $9.00 per share for a specified period during such 60 days.

(5) Except for shares which have been acquired by these persons in the public market (representing in the aggregate less than 1% of the outstanding shares), voting control over these shares is held by Mr. Lynch pursuant to a Voting Agreement.

(6) Based on a Schedule 13G filing for the year ended December 31, 1998.

(7) Includes 15,000 shares owned by a partnership for members of Mr. Kubat's immediate family. Mr. Kubat shares investment power but disclaims beneficial ownership. Also includes 2,000 shares held by Mr. Kubat's spouse. Mr. Kubat disclaims beneficial ownership of these shares.

(8) Includes 100 shares owned by Mr. Berens' spouse. Mr. Berens disclaims beneficial ownership of these shares.

                        BOARD OF DIRECTORS AND ELECTION

    The Company's Board of Directors consists of up to seven members, divided into three classes whose terms expire in consecutive years. All three classes of directors serve for three-year terms. The Board of Directors currently is comprised of six directors. The seventh directorship (Class II) is expected to be filled by the Board at a later date by appointing a non-employee independent director.

    The terms of the following directors (Class I) expire at this meeting: Bill
L. Fairfield and Henk P. Kruithof. The Board of Directors' nominees to positions on the Board expiring at the annual stockholders meeting in 2002 are: Bill L. Fairfield and Henk P. Kruithof.

    The following paragraphs set forth the principal occupation of each director for the last five years, other positions each has held, the date each was first elected a director of the Company, the date each director's term expires, and the age of each director. Directors who are nominees for election at the 1999 annual stockholders meeting are listed first.

    BILL L. FAIRFIELD -- Nominee -- Omaha, Nebraska.

    Mr. Fairfield has been a director since July 1995. Since 1985, Mr. Fairfield has been the Chief Executive Officer, President and a director of Inacom Corp., a marketer and distributor of information technology products and services. Mr. Fairfield is also a director of The Buckle, Inc. He is 52 years of age.

    HENK P. KRUITHOF -- Nominee -- Brussels, Belgium.

    Mr. Kruithof has served as Executive Vice Chairman and a director since October 1996. Mr. Kruithof is also the Chairman of SITEL Europe plc (formerly Mitre plc, which was merged with SITEL in September 1996). Mr. Kruithof co-founded Mitre plc in 1992 and its predecessor Merit Direct Limited in 1985, and has served as their Chairman since inception. He is 62 years of age.

    The following directors serve for terms that expire after 1999:

    KELVIN C. BERENS -- Omaha, Nebraska.

    Mr. Berens has been a director of the Company since July 1995 and previously served as a director from shortly after the Company's inception until April 1995. Since 1985, Mr. Berens has been the Managing Partner of Berens & Tate, P.C., a labor and employment law firm based in Omaha. Berens & Tate, P.C. provides legal services to the Company in the areas of labor and employment law. His current term expires at the 2000 annual stockholders meeting. He is 47 years of age.

    GEORGE J. KUBAT -- Omaha, Nebraska.

    Mr. Kubat has been a director since July 1995. Since 1992, Mr. Kubat has been the Chief Executive Officer and President of Phillips Manufacturing Co., a metal fabricating company based in Omaha. Mr. Kubat is also a director of infoUSA Inc. His current term expires at the 2000 annual stockholders meeting. He is 53 years of age.

    JAMES F. LYNCH -- Omaha, Nebraska.

    Mr. Lynch founded SITEL in 1985 and has served as Chairman and a director since its inception. From SITEL's inception to January 1997, Mr. Lynch served as Chief Executive Officer. His current term expires at the 2001 annual stockholders meeting. He is 49 years of age.

    PHILLIP A. CLOUGH -- Baltimore, Maryland.

    Mr. Clough has served as Chief Executive Officer since May 1998 and as President since January 1997. Prior to joining SITEL, he was an investment banker with Alex. Brown & Sons Incorporated, most recently as a Principal. His current term expires at the 2001 annual stockholders meeting. He is 37 years of age.

    As part of the acquisition of Mitre plc, SITEL agreed to nominate Mr. Kruithof to the Board and to use all reasonable efforts to solicit proxies for the election of Mr. Kruithof to the Board until such time as Mr. Kruithof, directly or indirectly, beneficially owns, in the aggregate, less than five million of the outstanding shares of Common Stock, subject to adjustment for future stock splits or other reclassifications.

    Proxies received by the Board of Directors will be voted "FOR" the election of the above nominees unless stockholders direct that their vote be withheld from one or more of such nominees. In case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority to vote the proxies for a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

                      DIRECTORS' MEETINGS AND COMPENSATION

BOARD AND COMMITTEE MEETINGS

    The Board of Directors meets on a regularly scheduled basis. During 1998, the Board met on eleven occasions. Each director except Henk P. Kruithof attended at least 75% of the total number of meetings of the Board, and at least 75% of the meetings of the Committees on which he served. The Board and

Compensation Committee also acted by unanimous written consent between regularly scheduled and special meetings.

    The Board of Directors has an Audit Committee and a Compensation Committee, all members of which are independent directors. The Audit Committee recommends the annual engagement of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments, related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. Members of the Audit Committee, which met four times during 1998, are George J. Kubat (Chairman), Kelvin C. Berens, and Bill L. Fairfield.

    The Compensation Committee determines officers' salaries and bonuses and administers the Company's stock option plans, except for the Amended and Restated SITEL Corporation 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan"). The Directors Plan is administered by the Stock Option Plan Committee of the Board, whose members consist of Henk P. Kruithof, James F. Lynch and Phillip A. Clough, employee directors who are not eligible to participate in that plan. Members of the Compensation Committee, which met seven times during 1998 and acted by unanimous written consent at other times, are Bill L. Fairfield (Chairman) and George J. Kubat.

    The Company does not have a standing Nominating Committee.

DIRECTOR COMPENSATION

    For their service on the Board during 1998, non-employee directors were paid $3,000 per quarterly meeting and $500 per special meeting of the Board of Directors or committee attended. Directors also are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings.

    Upon election or re-election to a three-year term on the Board of Directors, each non-employee director receives options to purchase 18,000 shares of Common Stock, exercisable at the fair market value of the Common Stock as of the date of grant. The number of options is prorated upon appointment or election to a term less than three years. These options are granted under the Amended and Restated SITEL Corporation 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan"), vest and become exercisable in three equal annual installments commencing one year after grant, and expire 10 years after issuance.

    The Directors Plan was amended in January 1999 to permit discretionary grants of additional options to the non-employee directors. Following the plan amendment, in recognition of the continued commitment and dedication of its non-employee directors and the Company's desire to retain highly qualified non-employee directors, each of the three current non-employee directors was granted options to purchase 67,000 shares of Common Stock, exercisable at the fair market value of the Common Stock as of the date of grant. These options become exercisable in five equal annual installments commencing one year after grant, and expire 10 years after issuance, subject to earlier expiration if the director leaves the Board during his term or declines to stand for re-election.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN
  TRANSACTIONS

    The Compensation Committee is composed of Bill L. Fairfield (Chairman) and George J. Kubat, both non-employee directors.

    SITEL has purchased products and services from Inacom Corp., a company with which Bill L. Fairfield is associated in various capacities. Management believes that these transactions and relationships during 1998 were on terms that were reasonable and competitive. Additional transactions and relationships of this kind can be expected to take place in the ordinary course of business in the future as the Company's needs require.

    Kelvin C. Berens is the Managing Partner and owner of more than 10% of the voting stock in the Berens & Tate, P.C. law firm. The Company engaged Berens & Tate to provide legal services in the areas of labor and employment law during 1998 and expects to continue to engage the firm for such services.

    James F. Lynch is indebted to the Company for certain advances for personal expenses, of which the maximum amount outstanding during 1998 and the total balance as of December 31, 1998 was $283,609, including accrued interest. The advances accrue interest at 9% per annum.

ANNUAL COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth information regarding annual and long-term compensation for the chief executive officer, the other four most highly compensated executive officers of the Company in office as of December 31, 1998, and two former executive officers who separated from the Company during 1998 (collectively, the "Named Executive Officers").

                                                                                     LONG-TERM COMPENSATION AWARDS
                                                                                    -------------------------------
                                           ANNUAL COMPENSATION                      STOCK OPTIONS
                                          ----------------------    OTHER ANNUAL     (NUMBER OF       ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR       SALARY    BONUS (1)   COMPENSATION (2)   SHARES) (3)   COMPENSATION (4)
-----------------------------  ---------  ----------  ----------  ----------------  -------------  ----------------

James F. Lynch                      1998  $  259,616  $       --           $ --          38,350(5)    $  109,668
Chairman                            1997     250,000          --             --              --          136,147
                                    1996     220,385     555,000             --          38,350          130,542

Henk P. Kruithof (6)                1998     151,373      --             17,466          --               --
Executive Vice Chairman             1997     163,600          --             --              --               --
                                    1996      54,354          --             --              --               --

Phillip A. Clough (6)               1998     309,039          --             --         600,000(5)            --
Chief Executive Officer             1997     221,154          --             --         400,000               --

W. Gar Richlin (6)                  1998     168,269          --             --         600,000(5)            --
Chief Operating Officer
Chief Financial Officer

Antoon Vanparys (6)                 1998     253,607      50,943             --         100,000(5)            --
Executive Vice President            1997     195,423      33,091             --              --               --
                                    1996      60,520      12,608             --          35,000               --

Michael P. May (7)                  1998     120,962          --         17,590              --          559,291
Former Chief Executive              1997     235,577          --             --              --           16,352
Officer                             1996     173,077     400,000             --         175,000           20,620

Barry S. Major (8)                  1998     153,630      47,829             --              --          106,890
Former Executive                    1997     163,462          --             --              --           11,042
Vice President--                    1996     129,616      50,000             --         110,000            6,733
North America

------------------------

(1) Represents bonus payments made to each Named Executive Officer on account of the Company's performance during such year.

(2) The aggregate amount of perquisites and other personal benefits is included in "Other Annual Compensation" if it exceeds the lesser of $50,000 or 10% of the annual salary and bonus. The amount listed for Mr. Kruithof represents a car allowance. The amount listed for Mr. May represents personal use of a company-provided car ($13,750) and club dues.

(3) All of the options granted in 1996-1998 were for shares of Common Stock pursuant to the Amended and Restated SITEL Corporation 1995 Employee Stock Option Plan (the "Employee Plan").

(4) Represents interest accrued in 1998, 1997 and 1996, respectively, on amounts accumulated by Messrs. Lynch, May and Major under the Company's Executive Wealth Accumulation Plan as follows: for Mr. Lynch $38,759, $65,239, and $66,157; for Mr. May $4,291, $16,352, and $20,620; and for Mr. Major $3,285,
    $11,042, and $6,733; split-dollar life insurance interest-free loans in 1998, 1997 and 1996, respectively, for Mr. Lynch of $70,909, $70,908, and
    $64,385; and, for Messrs. May and Major, the items described in footnotes 7 and 8 below.

(5) Certain of these options represent previously granted options that were repriced in October 1998, as follows: Mr. Lynch -- 38,350; Mr.
    Clough -- 400,000; Mr. Richlin -- 300,000; and Mr. Vanparys -- 35,000. The previously granted options were granted in years prior to 1998 for each of these executives other than Mr. Richlin, whose previously granted options were granted in March 1998. See "TEN-YEAR OPTION REPRICINGS" table.

(6) No compensation is reported for periods prior to the dates these executives joined the Company, which for Messrs. Kruithof and Vanparys was September 1996 upon the Company's acquisition of Mitre plc, for Mr. Clough was January 1997, and for Mr. Richlin was March 1998. Messrs. Kruithof and Vanparys each provide services to the Company through a separate consultancy firm which he controls.

(7) Mr. May resigned as Chief Executive Officer in May 1998. Mr. May's separation agreement provided for salary continuation for one year; paying relocation costs, including moving expenses, purchasing (at Mr. May's basis) and reselling Mr. May's Baltimore residence, and reimbursement of taxes incurred by Mr. May on such residence sale; and continuation of certain benefits (health insurance, company-provided car, and club dues) through December 31, 1998. In addition to the items specified in footnote 4, "All Other Compensation" consists of amounts paid or accrued pursuant to Mr. May's separation agreement, which consisted principally of salary continuation in the amount of $300,000 and relocation costs in the amount of $253,889.

(8) Mr. Major resigned as Executive Vice President -- North America in October 1998. Mr. Major's separation agreement provided for salary continuation for six months; assignment of the lease to the company car used by Mr. Major; transfer of a laptop computer used by Mr. Major; outplacement services for six months; and continuation of certain benefits (health insurance, individual long-term disability and group life insurance) through April 30, 1999. Mr. Major retained the 600,000 options granted to him in October 1995 pursuant to the original terms of his option agreements. In addition to the items specified in footnote 4, "All Other Compensation" consists of amounts paid or accrued pursuant to Mr. Major's separation agreement, which consisted principally of salary continuation in the amount of $98,000.

OPTION GRANTS AND HOLDINGS

    1998 OPTION GRANTS. The following table summarizes the options which were granted during the year ended December 31, 1998 to the Named Executive Officers. No stock appreciation rights were granted during 1998.

                             OPTION GRANTS IN 1998

                                                       INDIVIDUAL GRANTS               POTENTIAL REALIZABLE VALUE
                                           ------------------------------------------  AT ASSUMED ANNUAL RATES OF
                                             % OF TOTAL                                 STOCK PRICE APPRECIATION
                                OPTIONS    OPTIONS GRANTED   EXERCISE                     FOR OPTION TERM (3)
                                GRANTED    TO EMPLOYEES IN     PRICE      EXPIRATION   --------------------------
NAME                           (#)(1)(2)     FISCAL YEAR      ($/SH)         DATE         5% ($)       10% ($)
----------------------------  -----------  ---------------  -----------  ------------  ------------  ------------

James F. Lynch..............      37,380           .52%     $      3.50      6-1-2001  $    (37,885) $    (25,756)
                                     970           .01%            3.50      6-1-2006           317           996

Henk P. Kruithof............        None         --             --            --            --            --

Phillip A. Clough...........     290,000          4.03%            3.50      1-7-2007       (66,492)      376,115
                                 110,000          1.53%            3.50    11-11-2006       (28,243)      134,412
                                 200,000          2.78%            9.75     2-17-2008     1,226,345     3,107,798

W. Gar Richlin..............     300,000          4.17%            3.50     3-19-2008        (9,544)      563,942
                                 300,000          4.17%        12.03125     3-19-2008     2,101,937     5,484,935

Antoon Vanparys.............      35,000           .49%            3.50    11-11-2006        (8,986)       42,767
                                  65,000           .90%         2.40625    11-11-2006        76,118       178,896

Michael P. May..............        None         --             --            --            --            --

Barry S. Major..............        None         --             --            --            --            --

------------------------

(1) The options which have an exercise price of $3.50 represent repriced options granted in October 1998 under the Employee Plan. These repriced options become exercisable after a $9.00 average closing stock price is reached for thirty consecutive trading days. At that time, these options are exercisable at the rate of 20% per year for each annual anniversary since a specified date (June 1, 1996 for Mr. Lynch; January 7, 1997 for Mr. Clough as to his 290,000 options; March 19, 1998 for Mr. Richlin; and October 16, 1998 for Mr. Vanparys and for Mr. Clough as to his 110,000 options). Continuing 20% installments, if any, become exercisable on subsequent anniversary dates. If the $9.00 stock price is not reached earlier, these options become exercisable in all events on a specified date (May 1, 2001 for Mr. Lynch as to 37,380 shares, but subject to certain resale restrictions through May 12, 2006; December 1, 2005 for Mr. Lynch as to 970 shares; and May 12, 2006 for Messrs. Clough, Richlin, Vanparys). In addition, all of the options with an exercise price of $3.50, except Mr. Lynch's and except Mr. Clough's 290,000 options, become vested (non-forfeitable) on May 12, 2006, and are subject to accelerated vesting if certain goals are met by the Company before May 12, 2006. The options held by Messrs. Clough and Richlin which expire on January 7, 2007 and March 19, 2008, respectively, are further subject to accelerated vesting and exercise in the event of termination of employment by the Company other than for cause or by the executive because of certain adverse changes in the terms of his employment, or in the event of a dissolution, merger, consolidation, sale or lease of all or substantially all of the Company's business assets, or a change in control of the Company.

(2) Mr. Clough's options for 200,000 shares with an exercise price of $9.75 were not repriced. These options were granted in February 1998 at the fair market value on the grant date and become exercisable in five equal annual installments after the grant date, subject to accelerated vesting and exercise if certain performance goals are met by the Company before May 12, 2006, and further subject to accelerated vesting and exercise in the event of termination of employment by the Company other than for cause or by Mr. Clough because of certain adverse changes in the terms of his employment, or in the event of a dissolution, merger, consolidation, sale or lease of all or substantially all of the Company's business assets, or a change in control of the Company. Mr. Richlin's options for 300,000 shares with an exercise price of $12.03125 were repriced as described in footnote 1 above and these original options were terminated. These original options were granted in March 1998 at the fair market value on the grant date, were exercisable in five equal annual installments after the grant date, were subject to accelerated vesting if certain goals were met by the Company before May 12, 2006, and were further subject to accelerated vesting and exercise in the event of termination of employment by the Company other than for cause or by Mr. Richlin because of certain adverse changes in the terms of his employment, or in the event of a dissolution, merger, consolidation, sale or lease of all or substantially all of the Company's business assets, or a change in control of the Company. Mr. Vanparys' options for 65,000 shares were granted in December 1998 at the fair market value on the grant date, become exercisable at the rate of 20% per year for each annual anniversary since the grant date, become vested on May 12, 2006, and are subject to accelerated vesting if certain goals are met by the Company before May 12, 2006. All of the foregoing options were granted under the Employee Plan.

(3) Potential realizable value is based on the assumption that the Common Stock price (using the closing price of the Common Stock on the New York Stock Exchange as of the date of grant) appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, that a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date that the option is exercised (if the executive were to sell the shares on the date of exercise), so there is no assurance that the value, if any, realized will be at or near the potential realizable value as calculated in this table. The closing price of the Common Stock on the New York Stock Exchange as of February 17, 1998 was $9.75, as of October 16, 1998 was $2.1875, and as of December 31, 1998 was $2.4375.

    1998 OPTION EXERCISES AND HOLDINGS. The following table summarizes information for the Named Executive Officers regarding aggregate option exercises in the year ended December 31, 1998 and the value of unexercised options to purchase the Company's Common Stock. No stock appreciation rights were exercised during 1998 or were outstanding at December 31, 1998.

         AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                                                                     NUMBER OF SHARES       VALUE OF UNEXERCISED
                                      NUMBER OF                   UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS AT
                                   SHARES ACQUIRED     VALUE      OPTIONS AT 12-31-98 (1)       12-31-98 (2)
NAME                                 ON EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------  ---------------  ------------  -----------------------  -----------------------

James F. Lynch...................        --         $         --               0/38,350         $         0/0

Henk P. Kruithof.................        --              --                         0/0                   0/0

Phillip A. Clough................        --              --              40,000/560,000                   0/0

W. Gar Richlin...................        --              --                   0/300,000                   0/0

Antoon Vanparys..................        --              --                   0/100,000                   0/0

Michael P. May...................       159,208        1,073,990              0/318,416             0/775,343

Barry S. Major...................        --              --             360,000/240,000                   0/0

------------------------

(1) All of the options relate to shares of Common Stock. Except for options for 318,416 shares granted to Mr. May under the SITEL Corporation Stock Option Plan (for Replacement of EEBs), all of the options were granted under the Employee Plan. For Messrs. Lynch, Clough, Richlin, and Vanparys, the number and value of "Unexercisable" stock options includes the number and the year-end value of options which have price thresholds for exercisability which are above the exercise price. These executives may begin exercising these options and potentially realize a portion of the listed value relating to these options once those price thresholds are attained.

(2) These values have been calculated by subtracting the per share option exercise price from the fair market value of the underlying Common Stock. For purposes of this table, such fair market value is deemed to be the closing price of the Common Stock on the New York Stock Exchange as of December 31, 1998, which was $2.4375.

REPRICING OF OPTIONS

                   COMPENSATION COMMITTEE REPORT ON REPRICING

    In October 1998, in light of the Company's circumstances at that time and the competitive environment for the Company's employees, the Compensation Committee (the "Committee") determined that certain changes were necessary to the Company's option programs and to outstanding employee options in order for those programs and options to continue to provide effective equity incentives to the Company's employees. Equity incentives are a significant component of the total compensation package of the Company's employees, particularly senior managers, and play a substantial role in the Company's ability to retain and recruit the talented and experienced employees essential to the Company's long-term success.

    The substantial decline in the market price of the Common Stock between October 1997 and October 1998 had created a significant gap between the exercise price at which many of the Company's stock options had been issued and the current market price of the Common Stock. The Committee had repriced certain options, excluding those held by senior managers, in October 1997 to an exercise price of

$12.50 per share. With the further substantial decline in the market price of the Common Stock since that date, there was now a significant gap between the $12.50 exercise price and the then current market price. The gap was even more pronounced for senior managers whose options had never been repriced. As a result, these options no longer provided effective equity incentives to the Company's employees. The Committee considered the trading prices for the Common Stock during the 60-90 day period preceding October 16, 1998 and determined that employee options outstanding under the Employee Plan (a total of 5,590,225 options) should be repriced to a $3.50 exercise price. The Committee determined that the options held by the Company's top 54 senior managers would not become exercisable at the $3.50 price until the earlier of the date that a $9.00 average closing stock price is reached for thirty consecutive trading days or May 12, 2006. The Committee extended the term of certain options held by these senior managers (options originally issued under the Employee Plan for a less than ten-year term) so that the ultimate exercise date could be set as close as possible to May 12, 2006.

    Many of the stock options granted by the Company since December 1996 were issued under the Company's performance-vesting stock option award program. Under this program, the vesting and exercise schedule for options was tied to the achievement of one of two performance goals, one performance goal being based on certain annual revenues and operating margin targets and the other being based on a share price target. Unless one of these performance goals was achieved, the options would not vest or become exercisable until the year 2006. The Committee determined that under the circumstances that existed in October 1998, the vesting and exercise points for the options seemed so distant to employees as to cause them to conclude that their options had no value. As a result, the option program was not furthering the objectives of the Employee Plan to motivate existing employees and help recruit new employees. The Committee determined that it was necessary to amend the exercise schedule to a more traditional 20% per year schedule commencing with the amendment date.

    The changes to the exercise price of employee options outstanding under the Employee Plan and to the exercise schedule of the award program options were implemented effective October 16, 1998.

                                          SUBMITTED BY THE
                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS
                                          OF SITEL CORPORATION

                                          Bill L. Fairfield
                                          George J. Kubat

    The following table sets forth the number of options repriced for the Named Executive Officers in 1998.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                                LENGTH OF
                                                                                                                 ORIGINAL
                                                NUMBER OF                                                      OPTION TERM
                                                SECURITIES     MARKET PRICE OF   EXERCISE PRICE                REMAINING AT
                                                UNDERLYING      STOCK AT TIME      AT TIME OF         NEW        DATE OF
                                             REPRICED OPTIONS  OF REPRICING OR    REPRICING OR     EXERCISE    REPRICING OR
NAME (1)(2)                         DATE      OR AMENDED (#)    AMENDMENT ($)    AMENDMENT ($)     PRICE ($)    AMENDMENT
--------------------------------  ---------  ----------------  ---------------  ----------------  -----------  ------------

James F. Lynch                     10/16/98         37,380        $   2.125       $    14.7125     $    3.50    2.62 years
Chairman                           10/16/98            970            2.125             13.375          3.50    2.87 years

Henk P. Kruithof                     --             --               --                --             --            --
Executive Vice Chairman

Phillip A. Clough                  10/16/98        290,000            2.125             16.875          3.50    8.23 years
Chief Executive Officer                            110,000            2.125             16.875          3.50    8.07 years

W. Gar Richlin                     10/16/98        300,000            2.125           12.03125          3.50    9.42 years
Chief Operating Officer
Chief Financial Officer

Antoon Vanparys                    10/16/98         35,000            2.125              15.50          3.50    8.07 years
Executive Vice President

Michael P. May                     12/26/96        175,000            15.50              17.75         15.50    9.88 years
Former Chief Executive Officer

Barry S. Major                     12/26/96        110,000            15.50              17.75         15.50    9.88 years
Former Executive
Vice President--
North America

Edward R. Taylor                   12/26/96        110,000            15.50              17.75         15.50    9.88 years
Former Executive
Vice President

------------------------

(1) The listed options held by Messrs. Lynch, Clough, Richlin, and Vanparys were repriced to $3.50 per share. These repriced options were also amended to become exercisable after a $9.00 stock price is reached for a specified period. At that time, these options are exercisable at the rate of 20% per year for each annual anniversary since a specified date (June 1, 1996 for Mr. Lynch; January 7, 1997 for Mr. Clough as to his 290,000 options; March 19, 1998 for Mr. Richlin; and October 16, 1998 for Mr. Vanparys and for Mr. Clough as to his 110,000 options). Continuing 20% installments, if any, become exercisable on subsequent anniversary dates. If the $9.00 stock price is not reached earlier, these options become exercisable in all events on a specified date (May 1, 2001 for Mr. Lynch as to 37,380 shares, but subject to certain resale restrictions through May 12, 2006; December 1, 2005 for Mr. Lynch as to 970 shares; and May 12, 2006 for Messrs. Clough, Richlin, and Vanparys).

(2) These options granted to Messrs. May, Major and Taylor replaced options which were cancelled before issuance in connection with a December 26, 1996 amendment to the Employee Plan. The amendment, which changed the determination of the fair market value of the Common Stock to the grant date (rather than the trading day preceding the grant date), was necessary to permit option grants on the same date and with the same exercise price to exempt employees worldwide without adverse tax consequences in one or more countries presented by the previous fair market value definition under the plan. Following the amendment, replacement options were granted on December 26, 1996 to all eligible exempt employees, including Messrs. May, Major and Taylor, at the fair market value of the Common Stock on that date. The replacement options expired when Messrs. May, Major and Taylor left the Company.

(3) For purposes of this table, the market price is deemed to be the fair market value of the Common Stock as defined by the Employee Plan, which is the average of the high and low sales prices for the Common Stock as quoted by the New York Stock Exchange (or Nasdaq prior to December 31, 1996).

EMPLOYMENT AGREEMENTS

    JAMES F. LYNCH. Mr. Lynch's employment agreement dated May 1995 provides for a base salary equal to an amount established by the Compensation Committee from time to time, but in no event less than $250,000 in the first year (with annual adjustments for increases in the consumer price index). The agreement is for a rolling three-year term through no later than May 2003. Mr. Lynch is entitled to a bonus calculated pursuant to criteria agreed upon each year by Mr. Lynch and the Compensation Committee. The Company agreed to grant Mr. Lynch annual stock options covering a minimum of 5% of the aggregate number of shares for which options were granted during the year to other employees and non-employee directors. These options fully vest if Mr. Lynch's employment is terminated other than for cause or his voluntary resignation. Mr. Lynch may terminate the employment agreement by providing 30 days' written notice of his resignation. If Mr. Lynch voluntarily terminates his employment with the Company by resigning, or if his employment is terminated by reason of his death or disability, he or his estate is entitled to a severance payment equal to 18 months of his base salary and 1.5 times his average bonus over the preceding three years. If he is terminated constructively, involuntarily or without cause, he will be entitled to a severance payment equal to his base salary and his average bonus over the three preceding years multiplied by the number of years then remaining in the term of the agreement (rounding fractional years up). If Mr. Lynch's employment is terminated for cause, he is to receive a cash payment equal to his base salary, bonuses and other compensation and benefits up to the date of termination. In the event that Mr. Lynch's employment is terminated prior to the expiration of the agreement for any reason other than his voluntary resignation or expiration of the employment agreement, he will be entitled to certain registration rights with respect to his shares of Common Stock. Unless Mr. Lynch's employment is terminated by the Company without cause, he has agreed not to compete against the Company for 18 months after termination of his employment.

BENEFIT PLANS

    STOCK OPTION PLAN FOR REPLACEMENT OF EXISTING OPTIONS ("REPLACEMENT PLAN") and STOCK OPTION PLAN ("EEB REPLACEMENT PLAN"). Under the Replacement Plan, options for 4,541,780 shares were granted in 1995, with an option price of $.0025 per share, as replacements for 3,110,000 options outstanding at February 28, 1995. Under the EEB Replacement Plan, options for 7,381,720 shares were granted in 1995, with an option price of $.0025 per share, as replacements for 12,655,000 units outstanding at February 28, 1995 under the Company's employee equity benefit plan ("EEB Plan"). With respect to both of these plans, the options are exercisable in five equal annual installments from January 1996 to May 2000 and were vested as of the date of the grant. The Company recorded these options at the estimated fair value at date of grant ($2.91), with a corresponding charge to special compensation expense totaling $34.6 million. No further options may be granted under these two plans.

    1995 EMPLOYEE STOCK OPTION PLAN ("EMPLOYEE PLAN"). The Employee Plan provides for the granting of various types of incentive awards (including incentive stock options, nonqualified options, stock appreciation rights, restricted shares, and performance shares or units) for the issuance of up to an aggregate of 9,800,000 shares of Common Stock to employees and independent consultants of the Company and its subsidiaries. Vesting terms vary with each grant, and option terms may not exceed ten years. Option prices, set by the Compensation Committee of the Board of Directors, may not be less than the fair market value at date of grant for incentive stock options or less than par value for nonqualified stock options. At December 31, 1998, there were approximately 3.1 million shares available for issuance pursuant to future grants under the Employee Plan. If the SITEL Corporation 1999 Stock Incentive Plan is approved by stockholders at the meeting, no further grants will be made under the Employee Plan following the meeting date.

    1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN ("DIRECTORS PLAN"). The Directors Plan provides for automatic, formula grants of nonqualified options to each non-employee director of the Company. Each non-employee director is granted options to purchase 18,000 shares of Common Stock upon election or re-election to a three-year term on the Board of Directors. Options vest and become exercisable in three equal annual installments commencing one year after grant. The Board of Directors may grant additional options at their discretion. Vesting and exercise terms may vary with each discretionary grant. The option prices under all grants, whether formula or discretionary, may not be less than the fair market value of the Common Stock on the date of grant. If the SITEL Corporation 1999 Stock Incentive Plan is approved by stockholders at the meeting, no further grants will be made under the Directors Plan following the meeting date.

    The Company's option plans are administered by the Compensation Committee of the Board of Directors, except the Directors Plan which is administered by the Board members who are not eligible to participate in that plan. All of these option plans require optionees to enter into a ten-year Voting Agreement in favor of James F. Lynch at the time of exercise of the options and to comply with a right of first refusal granted to the Company under the plans in connection with transfer of shares acquired upon exercise. Under the Voting Agreement, each optionee (and his successors in interest) agrees to vote all of the shares of Common Stock acquired upon his exercise of options in the manner directed by Mr. Lynch. Mr. Lynch is required to release shares covered by the Voting Agreement if a stockholder intends to sell such shares in the public market, completes the sale within 90 days of the release and, in the case of employees of the company, the stockholder is not competing against the Company. The right of first refusal requires optionees, before publicly or privately selling any shares underlying options, to provide the Company with written notice of the sale and the right to elect to purchase such shares within ten days at the market price or the privately negotiated sales price, as the case may be. This right of first refusal terminates as to shares sold into the public market.

    EXECUTIVE WEALTH ACCUMULATION PLAN ("Wealth Accumulation Plan"). The Wealth Accumulation Plan is administered by the Compensation Committee and permits executive employees selected by the Compensation Committee to elect voluntary salary reductions of up to 25% of base salary and 100% of incentive compensation. The Company may voluntarily match a portion of the compensation deferred by participants. Amounts deferred by participants are fully vested immediately and amounts contributed by the Company are subject to a vesting schedule beginning after five years of service with the Company until the earlier of 15 years of service with the Company or death, disability or retirement after age 65 (subject to accelerated vesting in the event of a change of control of the Company). Participants' accounts earn interest at a rate equal to the average of the composite yield on Moody's Seasoned Corporate Bond Yield Index as published by Moody's Investor's Services. Participants may also receive early distribution of their entire vested account in one lump sum payment after having participated in the plan for five years. The Company's obligations under the Wealth Accumulation Plan are unfunded and unsecured.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering SITEL's executive compensation programs. The Committee is composed of two non-employee directors. The Committee has the responsibility for general oversight of the Company's compensation program and benefit plans. The Committee regularly reviews the executive compensation policies and practices of the Company and establishes the salaries and bonuses of the executive officers. The Committee administers the stock option plans in which executive officers participate.

    COMPENSATION POLICIES

    The Company's compensation policies are designed to attract and retain highly able and motivated individuals at all levels of the Company. In addition, the compensation policies are designed to be cost effective and to treat all employees fairly. The Company's overall approach to compensation emphasizes the following: competitive salaries, significant bonuses tied to Company, business unit and individual performance, and an opportunity to build exceptional long-term value through equity participation.

    In establishing total compensation amounts, the Committee considers a variety of measures of historical and projected Company performance. This review includes such measures as revenues, operating margin, net income, earnings per share, return on shareholders' equity, return on assets, performance against budget, and total market value. The Committee also considers the range of compensation paid by other public companies in the teleservicing industry (including but not limited to those companies comprising the "Competitors Index" used in the Performance Graph section of this Proxy Statement) and other relevant industries. This information forms the basis for the Committee's assessment of the Company's overall performance and prospects, which underpins the Committee's establishment of total compensation ranges. The Committee also occasionally engages compensation consultants to review and make recommendations to the Committee on executive compensation programs. The Committee makes a subjective determination based upon a collective consideration of the foregoing factors and information.

    The Committee's policy is to structure compensation awards for executive officers that will be deductible without limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, where doing so will further the purposes of the Company's executive compensation programs. The Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be fully deductible.

    FACTORS AND CRITERIA OF EXECUTIVE COMPENSATION

    Executive compensation consists primarily of (1) annual compensation and (2) long-term incentives.

    ANNUAL COMPENSATION

    Annual compensation consists of base salary and bonus. The Company seeks to have competitive base salaries. Any increases in an individual's base salary are determined primarily by individual performance and added responsibilities. Assessment of an individual's performance includes consideration of a person's impact on the Company's financial performance as well as their judgment, creativity, effectiveness in developing subordinates, and contributions to the improvement in the quality of the Company's services and operations.

    When 1998 began, the Company's organizational structure included three levels: SWW, regional business units, and local business units. The Company had different bonus plans at each of these levels. Although the Company restructured its organizational structure in October 1998, eliminating the North American and European regional management layers and consolidating its U.S. businesses into four industry-focused units with fourteen business units reporting directing to the Company's Executive Committee, the original bonus plans remained operative throughout 1998 for the executives still with the Company. The Committee had discretion to adjust upward or downward bonus amounts computed according to any of the bonus plans.

    The 1998 bonus plans at the SWW level for the Chief Executive Officer and other executive officers were tied to the Company's achievement of predetermined earnings per share (EPS) targets for 1998. The bonus plans provided for bonus levels graded to performance against the EPS targets, with the bonus potential ranging from 0% to 200% of base salary based on the executive's level of responsibilities. The Chief Executive Officer's maximum bonus potential was 200% of base salary. Bonuses for other officers at the SWW level were tied to achievement of personal objectives as well as the Company's achievement of the predetermined EPS targets. The SWW level bonuses were generally payable annually.

    The regional executives' 1998 bonus plans were tied to achievement of regional and personal objectives as well as the predetermined EPS targets for 1998. The regional objectives were based on revenue and pre-tax earnings targets. The bonus plans reflected a similar grading of bonus levels to performance as at the SWW level, with the bonus potential ranging from 0% to 50% of base salary based on the executive's level of responsibilities. The regional level bonuses were generally payable quarterly, with a portion of the bonuses payable at year-end.

    Bonuses to executives for 1998 generally were paid only per the 1998 bonus plans or per contractual obligations which predated the Company's acquisitions of certain businesses. In cases of changed circumstances or extraordinary individual performance despite the 1998 bonus plan not being achieved, a judgment was made as to the relative contributions of the executives in determining whether a bonus should nevertheless be paid. Antoon Vanparys, Executive Vice President, and Barry S. Major, former Executive Vice President, were the only SWW executive officers who received a bonus for 1998. Mr. Vanparys' bonus was paid in recognition of his extraordinary individual performance during 1998 and Mr. Major's bonus was paid according to his 1998 bonus plan.

    LONG-TERM INCENTIVES

    Stock options are a form of long-term incentive used for executive officers and other employees. This incentive emphasizes the long-term focus necessary for the Company's continued success. Stock options also promote success by aligning employee financial interests with long-term shareholder value. Stock options have traditionally been granted broadly and deeply within the Company. During 1998 options for approximately 1.6 million shares were granted to more than 1,200 employees worldwide, excluding options cancelled and granted in the repricing. As of December 31, 1998, more than 3,000 SITEL employees worldwide owned common stock or options to acquire common stock.

    Most of the Company's stock option awards during 1998 were granted under the Company's performance-vesting stock award program implemented in December 1996. This award program was tied to the Company's five-year business plan and replaced the previous program under which grants were made annually to selected employees. Under the award program, one-time options were originally granted in December 1996 to existing exempt employees worldwide, one-time options were subsequently granted each month through December 1998 to new exempt employees joining the Company, and additional award program options were granted to exempt employees promoted to a management level or a higher management level. Generally, the size of the option grants under the award program increased with an employee's level of job responsibilities. The award program also provided for possible annual awards to top-performing exempt employees who had responsibility for executing defined goals in support of the Company's business plan, which excluded senior management and business unit leaders, based upon their individual performance during the year subject to the Company meeting its revenue and operating margin goals. The Company did not meet both its revenue and operating margin goals for 1998 and therefore no 1998 annual performance awards were made under the award program. No further awards are being made under the award program following December 31, 1998. The Committee awarded certain stock options under the Employee Plan in January 1999 to the Company's top 1998 performers at the SWW and business unit levels. The Committee has adopted a new option program effective for 1999 for employees at the five highest levels of job responsibilities within the Company. Under the new option program, one-time option awards are generally expected to be granted on a semi-annual basis to employees hired or promoted to these levels during the year and options are expected to be granted annually following year-end, on a discretionary basis, to the top-performing employees at these levels.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    The 1998 compensation of Phillip A. Clough, Chief Executive Officer, consisted principally of his base salary of $300,000 and certain option awards. Mr. Clough received an award of 200,000 options in February 1998 in recognition of his performance as President during his first year with the Company. Mr. Clough received an additional award of 275,000 options in January 1999 in recognition of the additional responsibilities as Chief Executive Officer which he assumed during 1998. As discussed above, Mr. Clough's bonus potential for 1998 was tied to the Company's achievement of predetermined 1998 EPS targets. Because these EPS targets were not achieved, Mr. Clough did not receive a bonus for 1998.

    Michael P. May served as Chief Executive Officer until his resignation on May 12, 1998. Mr. May's 1998 compensation, excluding amounts paid in accordance with his separation agreement, consisted principally of his base salary. Mr. May's bonus potential for 1998 was tied to the Company's achievement of the same predetermined 1998 EPS targets. Because these EPS targets were not achieved, Mr. May did not receive a bonus for 1998.

                                          SUBMITTED BY THE
                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS
                                          OF SITEL CORPORATION

                                          Bill L. Fairfield
                                          George J. Kubat

PERFORMANCE GRAPH

    The following line graph compares the yearly percentage changes in the cumulative stockholder return on the Common Stock for the period since the Company's initial public offering in June 1995 with the cumulative total return of a "Competitors Index" (computed by the Company) and with the Standard and Poors 500 Index through the year ended December 31, 1998. The comparison assumes $100 was invested on June 8, 1995 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             SITEL     COMPETITOR INDEX    S&P 500

6/8/95       $100.00             $100.00     $100.00

12/31/95     $195.78             $132.18     $115.70

12/31/96     $364.45             $236.24     $139.15

12/31/97     $233.38             $110.38     $182.29

12/31/98      $62.40             $147.03     $230.91

Since the Company's initial public offering, other teleservices firms have gone public. The five largest, in terms of market capitalization, were used to compute the "Competitors Index", using their period end stock prices and respective market capitalization values to appropriately weight their stock prices. The companies included in the "Competitors Index" are APAC Teleservices, Inc., West Teleservices Corporation, Sykes Enterprises, Incorporated, Teletech Holdings, Inc. and Precision Response Corporation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT

    The Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, are required to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Copies of such reports must also be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 1998 its officers and directors and greater than 10% beneficial owners complied with such filing requirements, except as follows. Kelvin C. Berens filed two reports and Henk P. Kruithof filed one report after the due date thereof relating to certain transactions during 1998. Former Chief Executive Officer Michael P. May filed one report and former Executive Vice President Barry S. Major filed two reports after the due date thereof for certain transactions during 1998 occurring after their respective dates of separation from the Company.

            APPROVE THE SITEL CORPORATION 1999 STOCK INCENTIVE PLAN

    The Board of Directors has adopted the SITEL Corporation 1999 Stock Incentive Plan ("Incentive Plan"), subject to stockholder approval. Approval of the Incentive Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote.

    The following summary describes the material terms of the Incentive Plan, a copy of which is attached as Appendix A. This summary is not complete and is subject to the full terms of the Incentive Plan.

    PURPOSE

    The Incentive Plan seeks to promote the long-term financial success of the Company and its subsidiaries, and thereby increase stockholder value, by providing stock-based incentives to employees, consultants, and non-employee directors who contribute, or are likely to contribute, significantly to such success.

    ADMINISTRATION

    The Incentive Plan is administered by the Compensation Committee (the "Committee").

    AUTHORITY TO GRANT AWARDS

    The Committee selects the employees and independent consultants of the Company and its subsidiaries (collectively "Employees") who will participate in the Incentive Plan and grants awards to Employees. The Committee may grant awards under the Incentive Plan to any Employee that the Committee determines has contributed, or is likely to contribute, significantly to the success of the Company and its subsidiaries. The Committee may delegate to any officer or officers of the Company the Committee's powers under the Incentive Plan, including the authority to select Employees and grant awards, except that only the Committee may select and grant awards to Employees who are subject to
Section 16 of the Securities and Exchange Act.

    The Board of Directors selects the non-employee directors ("Directors") who will participate in the Incentive Plan and grants awards to Directors.

    PERMITTED AWARDS

    The Incentive Plan permits the grant of various types of incentive awards, in any combination ("Awards") including:

    - Stock Options

    - Stock Appreciation Rights

    - Performance Unit Awards

    - Restricted Stock Awards

    - Stock Bonus Awards

    - Other Stock-Based Awards

The aggregate number of shares of Common Stock which may be issued or utilized in respect of Awards granted under the Incentive Plan is 7,000,000. The aggregate number of shares of Common Stock which may be issued or utilized in respect of Awards granted under the Incentive Plan in any calendar year to any individual is 1,000,000. The above numbers are subject to adjustment for certain events resulting in an increase or decrease in the number of issued shares of Common Stock. The aggregate market value of the Common Stock underlying the Awards permitted by the Incentive Plan is $19,250,000, based upon the $2.75 closing price of the Common Stock on the New York Stock Exchange on March 10, 1999.

    STOCK OPTIONS: Stock Options may be intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options") or may be non-qualified stock options which do not qualify as Incentive Options ("Non-Qualified Options"). Incentive Options may not be granted at exercise prices less than the fair market value of the Common Stock on the date of grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value). Non-Qualified Options may not be granted at exercise prices below the par value of the shares of Common Stock (or less than fair market value for Employees who at the time of grant are a "covered employee" within the meaning of Section 162(m) of the Code). The Incentive Plan is not qualified under Section 401 of the Code. The tax consequences of the issuance and exercise of Options granted under the Incentive Plan depend upon whether they are Incentive Options or Non-Qualified Options. The tax treatment of Incentive Options is governed by Sections 421 and 422 of the Code while the tax treatment of Non-Qualified Options is governed by Section 83 of the Code. Generally, holders of Incentive Options are subject to tax, at capital gains rates at the time they dispose of the stock acquired upon exercise of the Incentive Option, subject to certain required minimum holding periods. If the stock has not been held for the requisite minimum holding period, the income realized will be taxed at ordinary income rates at the time of the disqualifying disposition and the Company receives a corresponding income tax deduction. Generally, holders of Non-Qualified Options are subject to tax, at ordinary income rates, at the time of exercise of the Option and the Company receives a corresponding income tax deduction and future appreciation after the exercise date is subject to capital gains treatment.

    STOCK APPRECIATION RIGHTS: Stock Appreciation Rights allow a participant to receive all or any portion of the future appreciation in the fair market value of one share of Common Stock on the date of exercise over the exercise price of such Stock Appreciation Right. Stock Appreciation Rights are granted at exercise prices as determined by the Committee or the Board, as applicable. The Company may settle the Stock Appreciation Right in the form of cash (either in a lump sum payment or in installments), whole shares of Common Stock or a combination thereof, as the participant's award agreement prescribes.

    PERFORMANCE UNIT AWARDS: Performance Unit Awards grant the right to receive future payments based upon and subject to the achievement of preestablished performance targets. Performance Unit Awards may be granted without payment by the participant of any consideration and vest upon achievement of the applicable objectives within the applicable performance period. Following the end of the applicable performance period, the Company may settle vested Performance Units in the form of cash

(either in a lump sum payment or in installments), whole shares of Common Stock or a combination thereof, as the participant's award agreement prescribes. The maximum compensation that may be paid to any individual for any calendar year in respect of a Performance Unit Award is $500,000.

    RESTRICTED STOCK AWARDS: A Restricted Stock Award is an award of Common Stock which is restricted against transfer, subject to a substantial risk of forfeiture, and other terms and conditions as determined by the Committee or the Board, as applicable. Restricted Stock may be vested or may be nonvested until specific conditions specified in the participant's award agreement are met. Restricted Stock may be issued to a participant with or without payment by the participant of any consideration, unless required to pay a minimum price such as par value.

    STOCK BONUS AWARDS: Stock Bonus Awards are awards of shares of Common Stock or an amount of money which is determined by reference to the fair market value of shares of Common Stock, or a combination thereof. Stock Bonus Awards to participants who are "covered employees" within the meaning of Section 162(m) of the Code must satisfy the requirements for "qualified performance-based compensation" within the meaning of Section 162(m).

    OTHER STOCK-BASED AWARDS: Other Stock-Based Awards are awards of shares of Common Stock or an award that is valued by reference to or based on Common Stock, including without limitation awards of convertible preferred stock, convertible debentures, exchangeable securities and options. The Committee or the Board, as applicable, may establish performance goals, restricted periods, conversion prices, maturities, and security, if any, for an Other Stock-Based Award. Other Stock-Based Awards may be sold at face value or at a discount from face value, or awarded for no consideration or such minimum consideration as may be required by applicable law.

    AWARD AGREEMENTS

    Each participant's award agreement will specify the term of the Award and the events upon which the Award shall expire earlier than the stated term. Award agreements may also contain, among other things, restrictions on exercise or settlement of awards or on the vesting or transfer of shares of Common Stock to which an award relates.

    NON-ASSIGNABILITY

    Awards under the Incentive Plan are exercisable only by the participant or the participant's guardian or legal representative during the participant's lifetime. They are not assignable or transferable by the participant except upon death by will or laws of descent and distribution, or as may be permitted by the Committee in specific cases pursuant to a qualified domestic relations order, or by such other means as the Committee may approve in specific cases with respect to holders whose transactions in the Common Stock are not subject to Section 16(b) of the Securities and Exchange Act.

    TERMS OF PAYMENT

    The Committee determines the time, form and manner of any payment by a participant with respect to shares of Common Stock which are the subject of an Award. The Committee in its discretion may allow a participant to pay the exercise price by exchanging shares of Common Stock previously acquired by the participant within the preceding six months, and may grant new Stock Options to a participant who exercises a Stock Option with previously acquired shares of Common Stock.

    ADJUSTMENTS

    The Committee may make any adjustments it deems appropriate to prevent dilution or enlargement of the participants' rights in connection with any increase or decrease in the number of issued shares of

Common Stock resulting from the payment of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or other similar event.

    DISSOLUTION AND CHANGE OF CONTROL

    Unless otherwise provided in the particular award agreement, upon the:

    - dissolution or liquidation of the Company,

    - merger or consolidation of the Company with another entity pursuant to which the Company is not the surviving entity,

    - sale or lease of all or substantially all the business assets of the Company, or

    - the sale of more than 80% of the outstanding Common Stock in a single transaction or series of related transactions involving the same acquiring entity or person,

unless (a) the surviving or acquiring entity or an entity affiliated with the dissolving or liquidating Company assumes the outstanding Awards (which assumption may take the form of replacement of the outstanding Awards with substantially equivalent Awards from the surviving or acquiring or affiliated entity, and with the determination as to whether the outstanding Awards have been assumed and whether the assumption involved "substantially equivalent" Awards being determined by the Committee within its complete discretion) then
(b) each Award shall expire as of the effective date of such transaction, provided that the Committee shall give at least fifteen (15) days prior written notice of such event to any participant who shall then have the right to exercise the exercisable portion of his or her Awards (in the manner provided in the Award Agreement) prior to the effective date of such transaction. The Committee, in its discretion, may accelerate the exercisability of any Award, provide for the purchase of the Award, adjust the terms of the Award to reflect the dissolution or change in control, cause the Award to be assumed or new rights substituted therefor by another entity, or make such other provision as the Committee determines advisable.

    TERM AND TERMINATION OF PLAN

    Awards may be granted pursuant to the Incentive Plan through December 31, 2009. All awards which are outstanding on such date remain in effect until they are exercised or expire by their terms. The Board is authorized to extend the Incentive Plan for an additional term at any time; however, no Incentive Stock Options may be granted under the Incentive Plan during an extended term unless, if stockholder approval is then required by the Code or applicable regulations, the extension is approved by the stockholders of the Company within one year of such extension. The Committee may amend or terminate the Incentive Plan at any time, subject to stockholder approval if then required by the Code or applicable regulations with respect to amendments that would (i) increase the aggregate number of shares of Common Stock issuable as Incentive Stock Options under the Incentive Plan, or (ii) change the designation of the class of persons eligible to receive Incentive Stock Options.

    EFFECT ON EMPLOYEE PLAN AND DIRECTORS PLAN

    If the Incentive Plan is approved by the stockholders at the meeting, no further awards will be made under the Employee Plan or the Directors Plan following the date of the meeting.

    The Board of Directors intends to submit the following Resolution to the stockholders of the Company at the meeting:

        RESOLVED, that the stockholders of the Company hereby approve the SITEL Corporation 1999 Stock Incentive Plan which is set forth in Appendix A to the Proxy Statement for the 1999 Annual Meeting.

    THE BOARD RECOMMENDS A VOTE FOR THE RESOLUTION APPROVING THE SITEL CORPORATION 1999 STOCK INCENTIVE PLAN. Proxies received by the Board of Directors of the Company will be voted for such Resolution unless stockholders specify a contrary choice in their proxies. Approval of such Resolution will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote.

              RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, acting upon recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1999. The same firm conducted the examination for fiscal year 1998. The stockholders are asked to approve the Board's appointment of KPMG Peat Marwick LLP for the fiscal year ending December 31, 1999.

    A representative of KPMG Peat Marwick LLP will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    On January 30, 1997, the Board of Directors determined to change the Company's fiscal year to December 31 in order to correspond with the fiscal year used by SITEL Europe plc (formerly known as Mitre plc) ("Mitre") and National Action Financial Services, Inc. ("NAFS"), two companies acquired by the Company in 1996 in business combinations accounted for as pooling of interests. Effective January 31, 1997, upon the recommendation of its Audit Committee, the Board of Directors of the Company rescinded its previous selection of Coopers & Lybrand LLP ("Coopers & Lybrand") as its principal independent accountants to audit its financial statements for the fiscal year ending May 31, 1997, and selected KPMG Peat Marwick LLP ("KPMG") to serve in such capacity for the fiscal year ending December 31, 1996. KPMG had served for several years as the principal independent accountants to audit the financial statements for Mitre.

    For the fiscal years ending May 31, 1995 and May 31, 1996, Coopers & Lybrand audited the Company's financial statements. The reports of Coopers & Lybrand on the Company's financial statements for these fiscal years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ending May 31, 1995 and May 31, 1996 and through the January 31, 1997, date of dismissal, there were no disagreements between the Company and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, as described in Regulation S-K Item 304(a)(1)(iv), and no reportable event, as described in Regulation S-K Item 304(a)(1)(v).

    During the fiscal years ending May 31, 1995 and May 31, 1996 and through the January 31, 1997 date of engagement, the Company did not consult KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, as described in Regulation S-K Item 304(a)(2)(i), or any matter that was either the subject of a disagreement, as described in Regulation S-K Item 304(a)(1)(iv), or a reportable event, as described in Regulation S-K Item 304(a)(1)(v), except that the Company did consult KPMG on the matter described in the following paragraph.

    In the course of the Company's preparation of restated financial statements which would give effect to the pooling of interests combinations with Mitre and NAFS, there were various communications between the Company, Coopers & Lybrand, and KPMG as Mitre's auditors. During those communications, the Company inquired of both Coopers & Lybrand and KPMG concerning the manner in which a change by SITEL in its fiscal year end to correspond with Mitre's following a pooling of interests should be reflected in filings with the Securities and Exchange Commission. Coopers & Lybrand initially expressed the view that it would not be possible to retroactively restate the Company's financial statements based on Mitre's fiscal year end. KPMG expressed the view that the Securities and Exchange Commission would not object to reflecting a change to Mitre's fiscal year end in the form of retroactively restated pooled financial statements for prior years based on Mitre's fiscal year end. After further reviewing the matter, Coopers &

Lybrand advised the Company that they concurred with the view expressed by KPMG. The Company did not receive written views from either firm.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL RATIFYING THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                           2000 STOCKHOLDER PROPOSALS

    The date by which stockholder proposals must be received by the Company for inclusion in the proxy materials relating to the 2000 Annual Meeting of Stockholders is January 6, 2000.

    The Company's bylaws set forth certain procedures which a stockholder must follow in order to nominate a director or present any other business at an annual stockholders meeting. Generally, a stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company not less than one hundred twenty days prior to one year after the date of the previous year's annual meeting. Any stockholder may obtain a copy of this provision of the bylaws upon request to the Secretary of the Company.

                                 OTHER MATTERS

    Neither the Board of Directors nor management intends to bring any matter for action at the meeting other than those matters described above. If other matters or proposals should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter or proposal in accordance with their best judgment.

                                   APPENDIX A

                               SITEL CORPORATION
                           1999 STOCK INCENTIVE PLAN

1.  PURPOSE.

    The SITEL Corporation 1999 Stock Incentive Plan seeks to promote the long-term financial success of the Company and its Subsidiaries, and thereby increase stockholder value, by providing stock-based incentives to employees, consultants, and non-employee directors who contribute, or are likely to contribute, significantly to such success.

2.  CERTAIN DEFINITIONS.

    "BOARD" means the Board of Directors of the Company.

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a particular section of the Code shall include any regulations issued under such section.

    "COMMITTEE" shall have the meaning provided in Section 3.

    "COMMON STOCK" means the Common Stock, $.001 par value per share, of the Company.

    "COMPANY" means SITEL Corporation, a Minnesota corporation.

    "DISABILITY" means (i) with respect to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of
Section 22(e)(3) of the Code and (ii) for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a grantee unable or incompetent to carry out the job responsibilities which such grantee held or the tasks to which such grantee was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite duration exceeding six months.

    "EMPLOYEE" means any employee of, or independent consultant to, the Company or any Subsidiary.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

    "FAIR MARKET VALUE" means, as determined by the Committee:

        (i) If the Common Stock is traded on a national securities exchange, the average of the high and low prices of the Common Stock on the trading day for which the determination is being made on the principal national exchange on which the Common Stock is traded (or, if there are no sales on that day, the last preceding day on which there was a sale);

        (ii) If the Common Stock is not traded on a national securities exchange but is traded on a formal over-the-counter quotation system in general use in the United States, the average of the high and low prices of the Common Stock on the trading day for which the determination is being made on the principal system on which the Common Stock is traded (or, if there are no such quotations on that day, the last preceding day on which there were such quotations); or

        (iii) If neither of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee.

    "INCENTIVE STOCK OPTION" means any Stock Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

    "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not intended to be an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

    "OTHER STOCK-BASED AWARD" means an award granted pursuant to Section 11.

    "OUTSIDE DIRECTOR" means any director of the Company who is not an employee of the Company or any Subsidiary.

    "PARTICIPANT" means an Employee or Outside Director who has been granted an award under the Plan.

    "PERFORMANCE UNIT AWARD" means an award granted pursuant to Section 8.

    "PLAN" means this SITEL Corporation 1999 Stock Incentive Plan, as amended from time to time.

    "RESTRICTED STOCK AWARD" means an award granted pursuant to Section 9.

    "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

    "STOCK APPRECIATION RIGHT" means an award granted pursuant to Section 7.

    "STOCK BONUS AWARD" means an award granted pursuant to Section 10.

    "STOCK OPTION" means an award granted pursuant to Section 6.

    "SUBSIDIARY" means (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% of more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) for all other purposes, any business entity, domestic or foreign, now or hereafter existing, in which not less than 50% of the total combined voting power is owned or controlled by the Company or by a Subsidiary.

    "VEST" or "VESTED" means that portion, if any, of an award which is exercisable as of the date for which the determination of vested or unvested status is being made.

3.  ADMINISTRATION.

    (a) COMMITTEE. The Plan shall be administered by a committee of two or more members of the Board (the "Committee") selected by the Board, each of whom shall qualify as a "Non-Employee Director" within the meaning of Rule 16b-3 and as an "outside director" within the meaning of Section 162(m) of the Code.

    (b) AUTHORITY TO GRANT AWARDS. The Committee shall have authority to grant to eligible Employees, and the Board shall have authority to grant to Outside Directors, pursuant to the terms of the Plan, (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Unit Awards, (v) Stock Bonus Awards, (vi) Other Stock-Based Awards, or (vii) any combination of the foregoing. No member of the Board shall act upon the granting of an award to himself or herself.

    (c) COMMITTEE AND BOARD POWERS. Subject to the applicable provisions of the Plan, the Committee shall have authority to: (i) interpret the provisions of the Plan, any award agreement, and any other agreement or document executed pursuant to the Plan and to decide all questions of fact arising in the application of such provisions; (ii) select the eligible Employees to whom awards shall be granted under the Plan; (iii) determine whether and to what extent awards shall be granted under the Plan to eligible Employees; (iv) determine the types of awards to be granted under the Plan and the amount, size, terms and conditions of each such award; (v) determine the time when awards shall be granted under the Plan; (vi) determine whether awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other awards under the Plan or any other incentive or compensation plan of the

Company; (vii) determine whether a Participant's employment with the Company or any Subsidiary has terminated and whether such termination is with or without cause, or because of death or Disability or otherwise; (viii) determine whether any leave of absence constitutes a termination of employment or service and the impact of such leave of absence on outstanding awards; (ix) accelerate or, with the consent of the Participant, defer the vesting of any award and/or the exercise date of any award; (x) determine whether an award has been earned and/or become vested; (xi) with the consent of the Participant if such action will materially impair any rights or materially increase any obligations of such Participant, reprice, cancel and reissue, or otherwise adjust the terms of an award previously issued to the Participant; (xii) without the consent of the Participant, if such action with not materially impair any rights or materially increase any obligations of such Participant, reprice, cancel, and reissue, or otherwise adjust the terms of an award previously issued to the Participant;
(xiii) determine whether, to what extent and under what circumstances the payment of Common Stock and other amounts payable with respect to an award granted under the Plan shall be deferred either automatically or at the election of the grantee; (xiv) determine the Fair Market Value of the Common Stock from time to time; (xv) authorize persons to execute on behalf of the Company any agreement required to be entered into under the Plan; (xvi) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as the Committee from time to time shall deem advisable; (xvii) correct any defect or omission, or reconcile any inconsistency in the Plan, any award, or any award agreement; and (xviii) and make all other determinations necessary or advisable for the administration of the Plan. Subject to the provisions of the Plan, the Board shall have and may exercise the foregoing powers in respect of awards granted or to be granted to Outside Directors.

    (d) COMMITTEE AND BOARD DETERMINATIONS. Unless otherwise expressly provided in the Plan, all decisions and determinations made by the Committee or Board pursuant to the provisions of the Plan shall be made in the sole discretion of the Committee or Board, respectively, and shall be final and binding on all persons, including but not limited to the Company and its Subsidiaries, the eligible Employees or Outside Directors to whom awards are granted under the Plan, the heirs and legal representatives of such eligible Employees or Outside Directors, and the personal representatives and beneficiaries of the estates of such eligible Employees or Outside Directors.

    (e) COMMITTEE DELEGATION. The Committee may delegate to any officer or officers of the Company any of the Committee's duties, powers, and authorities under the Plan upon such conditions and with such limitations as the Committee may determine; PROVIDED that only the Committee may select for awards under the Plan, and make grants of awards under the Plan to, Employees who are subject to
Section 16 of the Exchange Act at the time of such selection or the making of such a grant.

4.  COMMON STOCK PROVISIONS.

    (a) SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock which may be issued or utilized in respect of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Unit Awards, (iv) Restricted Stock Awards, (v) Stock Bonus Awards, (vi) Other Stock-Based Awards, or (vii) any combination of the foregoing, granted under the Plan shall not exceed seven million (7,000,000) shares, subject to adjustment under Section 13(a). The aggregate number of shares of Common Stock which may be issued or utilized in respect of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Unit Awards, (iv) Restricted Stock Awards, (v) Stock Bonus Awards, (vi) Other Stock-Based Awards, or (vii) any combination of the foregoing, granted under the Plan in any calendar year to any individual may not exceed one million (1,000,000) shares, subject to adjustment under Section 13(a). The foregoing shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof.

    (b) AWARDS NOT TO EXCEED SHARES AVAILABLE. The number of shares of Common Stock issued or utilized in respect of awards which have been granted under the Plan at any time during the Plan's term shall not, in the aggregate at any time, exceed the number of shares authorized for issuance under the Plan.

The number of shares of Common Stock subject to a Stock Appreciation Right that is settled in cash shall count as shares issued or utilized under the Plan and shall not again be available for issuance under the Plan. The number of shares of Common Stock subject to a Performance Unit Award, Stock Bonus Award or Other Stock-Based Award that is settled in cash shall not count as shares issued or utilized under the Plan and shall again be available for issuance under the Plan. The number of shares of Common Stock which may be issued or utilized in respect of an award which expires, is canceled, is forfeited or is terminated for any reason shall not count as shares issued or utilized under the Plan and shall again be available for issuance under the Plan.

5.  ELIGIBILITY TO RECEIVE AWARDS.

    (a) EMPLOYEES. Awards may be granted under the Plan to any Employee that the Committee determines has contributed, or is likely to contribute, significantly to the success of the Company and its Subsidiaries. The granting of an award under the Plan to an Employee shall conclusively evidence the Committee's determination that such grantee so qualifies as an eligible Employee.

    (b) OUTSIDE DIRECTORS. The Corporation believes that Outside Directors have contributed, and are likely to contribute in the future, significantly to the success of the Company and its Subsidiaries. The Board may discretionarily grant Non-Qualified Stock Options and any other awards under the Plan from time to time to any Outside Director.

6.  STOCK OPTIONS.

    (a) STOCK OPTION DEFINED. A Stock Option is an award of an option to purchase one or more shares of Common Stock. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. To the extent that a Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

    (b) STOCK OPTION AWARD AGREEMENTS. Each Stock Option shall be evidenced by a written award agreement which shall set forth the terms and conditions pertaining to such Stock Option, provided that all such terms shall be subject to and consistent with the Plan. The award agreement shall identify the Stock Option evidenced thereby as an Incentive Stock Option or a Non-Qualified Stock Option.

    (c) NUMBER OF SHARES COVERED BY A STOCK OPTION. Each award agreement shall state the number of shares of Common Stock for which the Stock Option is exercisable, subject to adjustment of such shares pursuant to Section 13(a).

    (d) EXERCISE PRICE. Each award agreement shall state the exercise price for the shares of Common Stock to which the Stock Option pertains. The exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock to which the Stock Option pertains on the date the Stock Option is granted (substituting "110%" for "100%" for any Incentive Stock Option granted to an employee described in the second sentence of Section 6(g)). The exercise price of a Stock Option granted to an Employee who at time of grant is a "covered employee" within the meaning of Section 162(m) of the Code shall not be less than 100% of the Fair Market Value of the shares of Common Stock to which the Stock Option pertains on the date the Stock Option is granted. Furthermore, in any event, the exercise price of a Stock Option may not be below the par value of the shares of Common Stock to which the Stock Option pertains.

    (e) EXERCISE OF STOCK OPTIONS. Each award agreement shall include a schedule describing the date, event or act upon which a Stock Option shall become exercisable, in whole or in part, with respect to the shares of Common Stock covered by such Stock Option. Each award agreement shall also specify the manner and procedure for exercising a Stock Option and the effective date of such exercise. Subject to Section 12(h), only a Participant may exercise a Stock Option, and the Participant may exercise a Stock

Option only on or after the date on which the Stock Option becomes exercisable and only on or before the date on which the term of the Stock Option expires.

    (f) TERM AND EXPIRATION OF STOCK OPTIONS. Each award agreement shall specify the term of the Stock Option and any events upon which the Stock Option shall expire earlier than the stated term. Without limitation, each award agreement shall specify the effect on the Stock Option of termination of employment of a Participant, whether by reason of death, Disability, or otherwise and the extent (if any) to which and the period (if any) after termination of employment during which the Participant, his legal representative, guardian or heirs may exercise the Stock Option. Unless expressly provided otherwise in the award agreement, a Stock Option shall also expire earlier than the stated term upon the effective date of a transaction described in the second sentence of Section 13(b).

    (g) ELIGIBILITY FOR INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to persons who are employed by the Company or a Subsidiary within the meaning of Section 3401 of the Code. An employee who owns stock of the Company possessing more than 10% of the combined voting power of all classes of outstanding stock of the Company or any Subsidiary within the meaning of
Section 422 of the Code is eligible to be granted an Incentive Stock Option only if the exercise price of each share subject to such Incentive Stock Option, when granted, is equal to or exceeds 110% of the Fair Market Value of a share of Common Stock and the term of the Incentive Stock Option does not exceed five years.

    (h) NO DISQUALIFICATION OF INCENTIVE STOCK OPTIONS. Notwithstanding any other provision of the Plan, the Plan shall not be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code.

    (i) LIMITATION ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the date of grant of such Incentive Stock Option) of all shares of Common Stock with respect to which a Participant's Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and under other incentive stock option plans of the Company, if any) shall not exceed US$100,000. Any purported Incentive Stock Options in excess of such limitation shall be recharacterized as Non-Qualified Stock Options.

7.  STOCK APPRECIATION RIGHTS.

    (a) STOCK APPRECIATION RIGHT DEFINED. A Stock Appreciation Right is a right to receive all or a portion of the future appreciation in the Fair Market Value of a share of Common Stock over the exercise price of such right.

    (b) STOCK APPRECIATION RIGHT AWARD AGREEMENTS. Each Stock Appreciation Right shall be evidenced by a written award agreement which shall set forth the terms and conditions pertaining to such Stock Appreciation Right, provided that all such terms shall be subject to and consistent with the Plan.

    (c) NUMBER OF SHARES COVERED BY A STOCK APPRECIATION RIGHT. Each Stock Appreciation Right award agreement shall state the number of shares of Common Stock to which it pertains and the exercise price which is the basis for determining future appreciation, subject to adjustment pursuant to Section 13(a). The exercise price of a Stock Appreciation Right granted to an Employee who at time of grant is a "covered employee" within the meaning of Section 162(m) of the Code shall not be less than 100% of the Fair Market Value of the shares of Common Stock to which the Stock Appreciation Right pertains on the date the Stock Appreciation Right is granted.

    (d) STOCK APPRECIATION RIGHTS ISSUED AND EXERCISED WITHOUT PAYMENT OF CONSIDERATION. Stock Appreciation Right shall be issued to and exercised by a Participant without payment by the Participant of any consideration.

    (e) EXERCISE OF STOCK APPRECIATION RIGHTS. Each award agreement shall include a schedule describing the date, event or act upon which the Stock Appreciation Right to which it pertains becomes exercisable, in whole or in part. Each award agreement shall also specify the manner and procedure for exercising a Stock Appreciation Right, and shall specify the effective date of such exercise. The Stock Appreciation Right may be settled in the form of cash (either in a lump sum payment or in installments), whole shares of Common Stock or a combination thereof, as the award agreement prescribes. Subject to Section 12(h), only a Participant may exercise a Stock Appreciation Right, and the Participant may exercise a Stock Appreciation Right only on or after the date on which the Stock Appreciation Right becomes exercisable and only on or before the date on which the Stock Appreciation Right expires.

    (f) TERM AND EXPIRATION OF STOCK APPRECIATION RIGHTS. Each award agreement shall specify the term of the Stock Appreciation Right and any event(s) upon which the Stock Appreciation Right shall expire earlier than the stated term. Without limitation, each award agreement shall specify the effect on the Stock Appreciation Right of termination of employment of a Participant, whether by reason of death, Disability, or otherwise and the extent (if any) to which and the period (if any) after termination of employment during which the Participant, his legal representative, guardian or heirs may exercise the Stock Appreciation Right. Unless expressly provided otherwise in the award agreement, a Stock Appreciation Right shall also expire earlier than the stated term upon the effective date of a transaction described in the second sentence of Section 13(b).

8.  PERFORMANCE UNIT AWARDS.

    (a) PERFORMANCE UNIT AWARD DEFINED. A Performance Unit Award means an award which grants the right to receive future payments based upon and subject to the achievement of preestablished performance targets.

    (b) PERFORMANCE UNIT AWARD AGREEMENTS. Each Performance Unit Award shall be evidenced by a written award agreement which shall set forth the terms and conditions pertaining to such Performance Unit Award, provided that all such terms shall be subject to and consistent with the Plan.

    (c) PERFORMANCE PERIOD. The Committee shall establish with respect to each Performance Unit the performance period during which performance shall be measured.

    (d) UNIT VALUE. The Committee shall establish with respect to each Performance Unit Award a value for each unit which shall not change thereafter or which may vary thereafter on the basis of criteria specified by the Committee; provided, however, that the maximum amount of compensation that may be paid to any individual for any calendar year in respect of a Performance Unit Award is $500,000.

    (e) PERFORMANCE TARGETS. The Committee shall establish with respect to each Performance Unit Award maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of the maximum targets shall entitle a Participant to payment with respect to the full value of a Performance Unit Award. The achievement of less than the maximum targets, but in excess of the minimum targets, shall entitle a grantee to payment with respect to a portion of the Performance Unit Award according to the level of achievement of the applicable targets as specified by the Committee. To the extent the Committee deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, such targets shall be established in conformity with the requirements of Section 162(m) of the Code.

    (f) BUSINESS CRITERIA. The Committee shall select from among the following list one or more objective business criteria to be used to establish performance targets under Performance Unit Awards, each of which criteria may be based on absolute standards or peer industry group comparatives, may have the same or different weighting, and may be applied at various organizational levels (e.g. corporate, division, subsidiary, group or business unit): (i) earnings per share, (ii) return on equity, (iii) pre-tax profit, (iv) after-tax profit, (v) consolidated net income, (vi) stock price, (vii) market share, (viii) revenues,
(ix) return on assets, (x) return on invested capital, (xi) cash flow, (xii) discounted cash flow,

(xiii) EBITDA, (xiv) economic value added, and (xv) total shareholder return. To the extent the Committee deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, such business criterion or criteria shall be selected and applied in conformity with the requirements of Section 162(m) of the Code.

    (g) ADJUSTMENTS. At any time prior to the settlement of a Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions of such Performance Unit Award, including the Company's or another company's financial performance for Plan purposes, in order to reduce or eliminate, but not to increase, the payment with respect to a Performance Unit Award that otherwise would be due upon the attainment of such previously established performance targets. Such adjustments shall be made to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or nonrecurring items or events.

    (h) SETTLEMENT OF A PERFORMANCE UNIT AWARD. Following the end of the performance period applicable to a Performance Unit Award, the Committee shall determine the extent to which the applicable performance targets have been attained and any other terms and conditions have been satisfied for such performance period and shall provide such certification thereof as may be necessary to satisfy the requirements of Section 162(m) of the Code. The Committee shall determine what, if any, payment is due on a Performance Unit Award and, subject to the limitations set forth in Section 4, whether such payment shall be made in cash (in a lump sum payment or in installments), in shares of Common Stock (valued at their then Fair Market Value), or a combination thereof, as the award agreement prescribes.

    (i) TERM AND EXPIRATION OF PERFORMANCE UNIT AWARD. Each award agreement shall specify the term of the Performance Unit Award and any event(s) upon which the Performance Unit Award shall expire earlier than the stated term. Without limitation, each award agreement shall specify the effect on the Performance Unit Award of termination of employment of a Participant, whether by reason of death, Disability, or otherwise and the extent (if any) to which and the period (if any) after termination of employment during which the Participant, his legal representative, guardian or heirs may receive payment under the Performance Unit Award. Unless expressly provided otherwise in the award agreement, a Performance Unit Award shall also expire earlier than the stated term upon the effective date of a transaction described in the second sentence of Section 13(b).

9.  RESTRICTED STOCK.

    (a) RESTRICTED STOCK AWARD DEFINED. A Restricted Stock Award means an award of Common Stock which is restricted against transfer, subject to a substantial risk of forfeiture, and subject to other terms and conditions intended to further the purpose of the Plan as the Committee may determine.

    (b) RESTRICTED STOCK AWARD AGREEMENTS. Each Restricted Stock Award shall be evidenced by a written award agreement which shall set forth the terms and conditions pertaining to such Restricted Stock Award, provided that all such terms shall be subject to and consistent with the Plan.

    (c) NUMBER OF SHARES COVERED BY A RESTRICTED STOCK AWARD. Each award agreement shall state the number of shares of Common Stock to which a Restricted Stock Award pertains and the purchase price per share that the Participant paid for such shares, subject to adjustment pursuant to Section 13(a).

    (d) RESTRICTED STOCK MAY BE ISSUED WITH OR WITHOUT PAYMENT OF CONSIDERATION. A Restricted Stock Award may be issued to a Participant with or without payment by the Participant of any consideration, unless the Participant is required to pay a minimum purchase price for such shares, such as par value.

    (e) VESTING OF RESTRICTED STOCK. Each award agreement shall include a vesting schedule describing the date, event or act upon which the shares of Common Stock to which the Restricted Award pertains shall vest, in whole or in part.

    (f) FORFEITURE OF RESTRICTED STOCK. Each award agreement shall specify the term of the Restricted Stock Award and any event(s) upon which a Restricted Stock Award which is not vested shall be forfeited earlier than the stated term. Without limitation, each award agreement shall specify the effect on the Restricted Stock Award which is not vested of termination of employment of a Participant, whether by reason of death, Disability, or otherwise. Unless expressly provided otherwise in the award agreement, a Restricted Stock Award which is not vested shall also be forfeited earlier than the stated term upon the effective date of a transaction described in the second sentence of Section 13(b).

10.  STOCK BONUS AWARDS.

    (a) STOCK BONUS AWARD DEFINED. A Stock Bonus Award means an award of shares of Common Stock or an amount of money which is determined by reference to the Fair Market Value of shares of Common Stock, or a combination thereof.

    (b) STOCK BONUS AWARD AGREEMENTS. Each Stock Bonus Award shall be evidenced by a written award agreement which shall set forth the terms and conditions pertaining to such Stock Bonus Award, provided that all such terms shall be subject to and consistent with the Plan.

    (c) QUALIFIED PERFORMANCE-BASED COMPENSATION. Stock Bonus Awards granted to Participants who are "covered employees" within the meaning of Section 162(m) of the Code shall satisfy the requirements for "qualified performance-based compensation" within the meaning of Section 162(m). Without limitation, Stock Bonus Awards granted to such Participants shall be subject to the same requirements and limitations (to the extent applicable) as stated in Section 8(c) through (i) of the Plan.

11.  OTHER STOCK-BASED AWARDS.

    (a) OTHER STOCK-BASED AWARDS DEFINED. An Other Stock-Based Award means an award of shares of Common Stock or an award that is valued in whole or in part by reference to or is otherwise based on Common Stock. The Committee may make Other Stock-Based Awards, including without limitation, awards of convertible preferred stock, convertible debentures, exchangeable securities and options. Such other awards shall be evidenced by a written award agreement in such form as the Committee shall approve from time to time. The agreement shall contain in substance such terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate.

    (b) PERFORMANCE GOALS AND OTHER CRITERIA. The Committee may establish performance goals, which may be based on performance goals related to book value, Company or Subsidiary performance, or such other criteria as the Committee may establish, restricted periods, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

12.  GENERAL PROVISIONS APPLICABLE TO AWARDS.

    (a) OTHER PROVISIONS IN AWARD AGREEMENT An award agreement may contain such other provisions as the Committee deems advisable which are not inconsistent with the terms of the Plan, including but not limited to: (i) restrictions on the exercise or settlement of awards or on the vesting of shares of Common Stock to which an award relates; (ii) restrictions on transfer of shares of Common Stock to which an award relates; (iii) establishment of an escrow agreement which enables the Company to hold shares of Common Stock to which a Restricted Stock Award pertains on behalf of the Participant until such shares vest in such Participant; (iv) submission by the Participant of such forms and documents as the Committee may require; and/or (v) procedures to facilitate the payment of the exercise price of an award under any method allowable under Section 12(f). An award agreement need not be signed by a Participant unless required by the Committee.

    (b) MULTIPLE AWARDS. Multiple forms of awards or combinations thereof may be evidenced either by a single agreement or by multiple agreements, as determined by the Committee.

    (c) DIVIDENDS AND CASH AWARDS. The Committee may provide in an award agreement that a Participant shall receive (i) dividends or dividend equivalents payable currently or deferred with or without interest, or (ii) cash payments in lieu of or in addition to an award.

    (d) LOANS. The Committee may authorize the making of loans or cash payments to Participants in connection with any award under the Plan, which loan may be secured by any security, including Common Stock, underlying or related to such award (provided that such loan shall not exceed the Fair Market Value of the security subject to such award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

    (e) GENERAL RESTRICTIONS. Each award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law,
(ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of the shares of Common Stock subject or related thereto is necessary or desirable as a condition of, or in connection with, such award or the issuance or purchase of shares of Common Stock thereunder, then such award may not be consummated and any rights thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained upon conditions acceptable to the Committee. Awards under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, as the Committee deems necessary or desirable, including but not limited to such terms and conditions as are necessary to enable a grantee to avoid any short-swing profit recapture liability under
Section 16 of the Exchange Act.

    (f) TERMS OF PAYMENT. Subject to any other applicable provisions of the Plan and to any applicable laws, whenever payment by a grantee is required with respect to shares of Common Stock which are the subject of an award under the Plan, the Committee shall determine the time, form and manner of such payment, including but not limited to lump-sum payments and installment payments upon such terms and conditions as the Committee may prescribe. Installment payment obligations of a grantee may be evidenced by full-recourse, limited-recourse or non-recourse promissory notes or other instruments, with or without interest and with or without collateral or other security, as the Committee may determine. The Committee may allow a Participant to pay, in whole or in part, the exercise price of a Stock Option by exchanging a share or shares of Common Stock that the Participant had acquired pursuant to the exercise of another Stock Option during the preceding six months (under the Plan or any other plan or program of the Company) or had otherwise acquired from the Company during the preceding six months. The Committee may grant new Stock Options to a Participant who exercises a Stock Option with previously acquired shares of Common Stock, with the number of new Stock Options being equal to the number of shares the Participant submits to the Company to pay for Stock Options just exercised.

    (g) WITHHOLDING. The Company's obligation to (i) deliver shares of Common Stock or pay cash upon the exercise of any Stock Option or Stock Appreciation Right, (ii) deliver shares of Common Stock or pay cash in payment of any Performance Unit Award, (iii) deliver stock certificates upon the vesting of any Restricted Stock Award, (iv) deliver shares of Common Stock upon the grant of any Stock Bonus Award, and (v) deliver shares of Common Stock or pay cash in respect of any Other Stock-Based Award, shall be subject to applicable federal, state and local tax withholding requirements. If permitted in any specific case by the Committee, amounts required to be withheld for taxes may be paid by the grantee in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such award) having a Fair Market Value equal to the required tax withholding amount and upon such other terms and conditions as the Committee shall determine; PROVIDED that any election by a grantee subject to

Section 16(b) of the Exchange Act to pay any tax withholding in shares of Common Stock shall be subject to and must comply with Rule 16b-3(e) under the Exchange Act.

    (h) NON-ASSIGNABILITY. An award under the Plan shall, during the lifetime of the Participant, be exercisable only by the Participant or the Participant's guardian or legal representative. No award under the Plan shall be assignable or transferable by the Participant except by will, by the laws of descent and distribution or, with respect to awards other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a qualified domestic relations order or by such other means (if any) as the Committee may approve from time to time with respect to holders whose transactions in the Common Stock are not subject to Section 16(b) of the Exchange Act. Any exercise of an award under the Plan following the Participant's death shall be made only by the deceased Participant's executor or administrator or other duly appointed representative reasonably acceptable to the Board, unless the deceased Participant's will specifically devises such award, in which case such exercise shall be made only by the beneficiary of such specific devise, and in each case subject to the terms and conditions of the Plan and the applicable award agreement. The Participant may not cause or permit any encumbrance, pledge or charge of any nature to be imposed on any award or right to receive an award. No right or benefit under the Plan shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit.

    (i) POOLING. Notwithstanding anything in the Plan to the contrary, if any right under or feature of the Plan would cause a transaction to be ineligible for pooling of interests accounting that would, but for such right or feature, be eligible for such pooling of interests accounting treatment, the Board may modify or adjust the right or feature so that the transaction will be eligible for pooling of interests accounting. Such modification or adjustment may include without limitation payment of cash or issuance to a Participant of shares of Common Stock having a Fair Market Value equal to the cash value of such right or feature.

13.  RECAPITALIZATION, DISSOLUTION, AND CHANGE OF CONTROL.

    (a) RECAPITALIZATION. If the Committee determines that adjustments are appropriate to prevent the dilution or enlargement of the rights of Participants under the Plan in connection with any increase or decrease in the number of issued shares of Common Stock resulting from the payment of a Common Stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or any other similar event which results in a change in the number or kind of shares of Common Stock, or other property, to which outstanding awards pertain or an increase or decrease in the number of issued shares of Common Stock without receipt of adequate consideration by the Company (as determined by the Committee), then the Committee may make any adjustments which it deems appropriate to the aggregate number of shares of Common Stock reserved for issuance under the Plan, the aggregate number of shares of Common Stock for which awards may be made to an individual grantee, the number and kind of shares of Common Stock, or other property, to which each outstanding award pertains, and the exercise or other applicable price related to outstanding awards, and/or any other adjustments as it deems equitable under the circumstances, provided that the number of shares subject to any award always shall be a whole number.

    (b) DISSOLUTION; CHANGE IN CONTROL. Unless otherwise provided in an award agreement, this Section 13(b) shall apply upon the (i) dissolution or liquidation of the Company or (ii) merger or consolidation of the Company with another corporation or other entity pursuant to which the Company is not the surviving entity, (iii) sale or lease of all or substantially all the business assets of the Company, or (iv) the sale of more than 80% of the outstanding Common Stock of the Company in a single transaction or series of related transactions involving the same acquiring entity or person. In any of the events in the preceding sentence, if the surviving or acquiring corporation or entity, or an affiliated corporation or entity, does not assume the outstanding awards, then each award shall expire as of the effective date of such transaction, provided that the Committee shall give at least fifteen (15) days prior written notice of such event to any Participant who shall then have the right to exercise the exercisable portion of his or her awards prior to the effective date of such transaction. Assumption of outstanding awards may take the form of replacement of the outstanding awards with substantially equivalent awards from the surviving or acquiring or affiliated corporation or entity. The Committee shall determine whether the outstanding awards have been assumed and whether the assumption involved "substantially equivalent" awards. In any of the events described in the first sentence of this Section 13(b), the Committee may instead (i) provide for the acceleration of any time period relating to the exercise or realization of the award, (ii) provide for the purchase of the award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, (iii) adjust the terms of the award in a manner determined by the Committee to reflect the dissolution or change in control event, (iv) cause the award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

14.  RIGHTS AS A STOCKHOLDER.

    Unless otherwise provided by the Plan, the grantee of any award under the Plan shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject or related to such award unless and until a stock certificate for such shares of Common Stock is issued to such grantee or a book-entry crediting shares to the Participant's account is made. No adjustment shall be made for dividends (ordinary or extraordinary or whether in currency, securities, or other property), distributions, or other rights for which the record date is prior to the date such stock certificate is issued or such book-entry credit is made.

15.  RIGHTS AS AN EMPLOYEE, CONSULTANT OR DIRECTOR.

    Nothing in the Plan or in any award agreement entered into pursuant to the Plan shall confer upon any individual the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate such individual's status as an employee, consultant, or director at any time, with or without cause.

16.  INDEMNIFICATION.

    No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan; and all members of the Board or the Committee and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

17.  NONUNIFORM DETERMINATIONS.

    The Committee's determinations under the Plan (including but not limited to determinations of the persons to receive awards, the form, amount and timing of awards, the terms and provisions of awards, and the agreements evidencing awards, the establishment of values and performance targets, and actions in respect of outstanding awards) need not be uniform and may be made by the Committee selectively among the persons who have received, who receive, or who are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

18.  SEVERABILITY.

    With respect to Participants subject to Section 16 of the Exchange Act, (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 or any successor to such rule, (ii) all transactions involving grantees who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan, and
(iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to grantees who are subject to Section 16(b) of the Exchange Act. If any of the terms or provisions of the Plan, or awards made under the Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards subject to or governed by Section 162(m) or Section 422 of the Code, as the case may be, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of
Section 162(m) or Section 422 of the Code, as the case may be. With respect to an Incentive Stock Option, if the Plan does not contain any provision required to be included in the Plan under Section 422 of the Code (as amended from time to time) or any successor to such section, then such provision shall be deemed to be incorporated in the Plan with the same force and effect as if such provision had been expressly set out in the Plan.

19.  EFFECT ON OTHER PLANS.

    Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary. Any grants or awards made pursuant to the Plan shall not be taken into account in determining the benefits provided or to be provided under any other plan of the Company or any Subsidiary unless otherwise specifically provided in such other plan.

20.  GOVERNING LAW.

    The Plan shall be governed by and construed in accordance with the laws of Nebraska except that any matters relating to the internal governance of the Company shall be governed by the general corporate laws of the State of Minnesota.

21.  TERM OF PLAN.

    The Plan was adopted by the Board effective February 11, 1999, subject to the approval of the Company's stockholders in accordance with this Section. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the first annual meeting of stockholders of the Company following the adoption of the Plan, and in any event no later than February 11, 2000. The Plan shall terminate for purposes of further grants on the first to occur of (i) December 31, 2009 or
(ii) the effective date of the termination of the Plan by the Board pursuant to
Section 22. No awards may be granted under the Plan after the termination of the Plan, but such termination shall not affect any awards outstanding at the time of such termination or the authority of the Committee to continue to administer the Plan apart from the making of further grants.

22.  TERMINATION AND AMENDMENT OF PLAN.

    The Board may terminate or amend the Plan or any portion thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act. The termination or amendment of the Plan shall not, without the consent of a grantee, adversely affect such grantee's rights under an award previously made to such grantee under the Plan.

                                     SITEL CORPORATION

                                           PROXY

                                 PLEASE VOTE AND SIGN BELOW

                      THIS PROXY IS SOLICITED BY YOUR BOARD OF DIRECTORS
                       FOR THE MAY 6, 1999 ANNUAL STOCKHOLDERS MEETING

P      The undersigned hereby appoints James F. Lynch and Phillip A. Clough, and
R      each of them, proxies, with full power of substitution in each of them, for
O      and on behalf of the undersigned to vote as directed and permitted herein, at
X      the annual meeting of stockholders of the Company to be held at the
Y      Renaissance Harborplace Hotel, 202 E. Pratt Street, Baltimore, Maryland, on
       May 6, 1999 at 9:30 a.m. Eastern Daylight Savings Time, and at any
       postponements or adjournments thereof, upon the matters set forth in the
       Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

       THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION BELOW. IN
       THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND
       3. SO, IF YOU ARE FOR ITEMS 1, 2 AND 3, YOU NEED ONLY SIGN AND DATE THIS
       PROXY BELOW AND RETURN IT IN THE ENVELOPE PROVIDED.

                      (This proxy is continued on the reverse side)


/X/  Please mark your             CLEAR AREA                   2984
     votes as in this
     example


------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 and 3.
------------------------------------------------------------------------------

1. ELECT DIRECTORS-    VOTE FOR ALL     WITHHOLD VOTE            2. APPROVE THE SITEL        FOR      AGAINST     ABSTAIN
   NOMINEES:           NOMINEES         FOR ALL NOMINEES            CORPORATION 1999         ---      -------     -------
                       ------------     ----------------            STOCK INCENTIVE PLAN     / /        / /         / /
BILL L. FAIRFIELD         / /                 / /
AND HENK P. KRUITHOF                                             3. RATIFY APPOINTMENT OF    FOR      AGAINST     ABSTAIN
                                                                    INDEPENDENT ACCOUNTANTS  ---      -------     -------
                                                                    FOR FISCAL 1999          / /        / /         / /
WITHHOLD VOTE FOR THE
FOLLOWING NOMINEE(S):
---------------------
_____________________



                               Please sign exactly as your name(s) appear on this proxy card. Joint owners should each sign individually. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized officer.
                               Fiduciaries should give full titles.


                               ___________________________________________


                               ___________________________________________
                               SIGNATURE(S)                    DATE